 Exhibit 99.1

First PacTrust Bancorp to Acquire Beach Business Bank

•	Acquisition Represents a Strategic, Financial and Cultural Fit with First PacTrust Bancorp
•	Expands First PacTrust’s Southern California Footprint into New Key Markets
•	Builds upon First PacTrust C&I and SBA Lending Capabilities, Strengthens Deposit Base, and Broadens Management and Board Expertise
•	Transaction is Expected to be Immediately Accretive to Earnings
•	Companies to Host Conference Call Today at 8:00 a.m. Pacific Time

CHULA VISTA and MANHATTAN BEACH, Calif., August 31, 2011 -- First PacTrust Bancorp (NASDAQ: FPTB), the holding company for Pacific Trust Bank, and Manhattan Beach, California-based Beach Business Bank (OTCBB: BBBC) today jointly announced that they have entered into a definitive agreement pursuant to which Beach Business Bank will merge into a wholly owned subsidiary of First PacTrust.

The transaction is initially valued at approximately $37.4 million, or $9.07 per diluted share, to Beach Business Bank shareholders, representing a 53 percent premium relative to its most recent closing stock price.  The First PacTrust and Beach Business Bank boards of directors have unanimously approved the transaction, which is expected to close in the first quarter of 2012.

“The acquisition of Beach Business Bank represents a significant milestone in our stated strategy of becoming Southern California’s bank of choice for growing families, small- to mid-sized businesses and high net worth individuals in the communities we serve,” said Greg Mitchell, president and CEO of First PacTrust Bancorp.  “We are bringing together two highly complementary organizations that will enable First PacTrust to broaden its Southern California footprint into new attractive markets such as Manhattan Beach, Long Beach, Costa Mesa and Torrance.  Beach Business Bank enjoys an outstanding reputation in the markets it serves and its management team has long-term expertise in commercial and industrial (C&I) and SBA lending.  With its emphasis on offering superior customer service to its business banking clients, Beach Business Bank provides an excellent foundation for expanding First PacTrust's presence in the commercial banking market.”

The transaction will add to the depth of talent in the combined company’s management team and board of directors.  Greg Mitchell will remain chief executive officer of First PacTrust and will be joined by Robert M. Franko, currently president and CEO of Beach Business Bank, who will become president of First PacTrust Bancorp once the acquisition has been completed.   Additionally, Robb Evans will join the Board of Directors of First PacTrust Bancorp, expanding it to seven members.  James H. Gray, Daniel R. Mathis and Fred D. Jensen, currently members of the board of directors for Beach Business Bank, will join the Board of Directors of Pacific Trust Bank, expanding it to nine members.

“This transaction is great news for Beach Business Bank shareholders, customers, employees and the communities we serve,” said Robert Franko.  “By joining forces, our talented management team, along with our diversified business mix of commercial and industrial (C&I), commercial real estate, SBA and residential lending offerings, will result in a stronger bank with the capital strength and scale to continue to expand into new markets, offer attractive products to customers and enhance shareholder value.”

Upon completion of the transaction and its previously announced acquisition of Gateway Business Bank, First PacTrust expects to have approximately $1.3 billion in total assets with 18 branches located throughout Los Angeles, Orange, San Diego and Riverside counties and 23 loan production offices in California, Arizona, Oregon and Washington.  Additionally, First PacTrust will benefit from Beach Business Bank’s top ranking SBA program as well as its C&I lending business.

First PacTrust expects to maintain strong capital ratios after the acquisition, in part due to the successful completion of its $27 million public offering of common stock in June 2011, at $15.50 per share, net, and the recently announced $32 million investment in First PacTrust by the U.S. Department of Treasury’s Small Business Lending Fund.  First PacTrust expects its Tier 1 Capital Ratio, on a pro forma basis, to exceed 19 percent on a fully consolidated basis.

The transaction is expected to be accretive to First PacTrust’s earnings in the first year, excluding one-time merger costs, and accretive to tangible book value within two years of closing.  In addition, First PacTrust intends to repay Beach Business Bank’s remaining TARP preferred securities in full in connection with the completion of the merger.

Under the terms of the merger agreement, depending on specified criteria tied to the trading prices of First PacTrust common shares prior to closing, Beach Business Bank shareholders will be entitled to receive either (1) $4.61 per share in cash plus an aggregate of approximately 1.362 million First PacTrust common shares or (2) $9.12 per share in cash plus warrants exercisable for an aggregate of approximately1.362 million First PacTrust common shares at an exercise price of $14.00 per First PacTrust share. The transaction is subject to customary closing conditions, including regulatory approvals and approval by the shareholders of Beach Business Bank.

Conference Call and Presentation Materials

First PacTrust also announced today that it will hold a conference call regarding the acquisition of Beach Business Bank on Wednesday, August 31, 2011 at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time). The conference call will be hosted by First PacTrust President and Chief Executive Officer Gregory Mitchell.

Shareholders, equity analysts, media representatives and other interested parties may participate in the conference call, and are asked to register five minutes prior to the scheduled start time by dialing (866) 372-5993

Prior to the conference call, materials regarding the acquisition of Beach Business Bank, including a presentation in PDF format, will be available on First PacTrust's web site at www.firstpactrustbancorp.com.

A replay of the conference call will be available approximately two hours after the end of the conference call through 11:59 p.m. Eastern time September 2, 2011 by calling 1-855-859-2056 or 404-537-3406, and then entering Conference ID number 96274294. A replay of the conference call will also subsequently be available on the First PacTrust’s web site: http://www.firstpactrustbancorp.com, under Investor Relations: Investor Conference Calls.

Advisors
Wunderlich Securities, Inc. is acting as financial adviser to First PacTrust and Wachtell, Lipton, Rosen & Katz is serving as legal counsel for this transaction.  Sandler O'Neill + Partners, L.P. is acting as financial adviser to Beach Business Bank and King Holmes Paterno & Berliner, LLP is serving as legal counsel to its board of directors.

About Beach Business Bank
Headquartered in Manhattan Beach, California, with branches in Manhattan Beach, Long Beach, and Costa Mesa, and a loan production office in Torrance, Beach Business Bank (OTCBB: BBBC) provides a full range of deposit and loan services tailored to meet the needs of small to mid-sized businesses, professionals and individuals.  The bank also has a division named The Doctors Bank®, which serves physicians and dentists nationwide.  Additionally, Beach Business Bank provides loans to small businesses based on SBA lending programs. For more information, visit www.beachbusinessbank.com.

About First PacTrust Bancorp
First PacTrust Bancorp, Inc. (Nasdaq: FPTB) is the parent holding company of Pacific Trust Bank and is headquartered in Chula Vista, California. Pacific Trust Bank currently operates through 11 banking offices serving primarily San Diego and Riverside Counties in California. Pacific Trust Bank provides customers with the convenience of banking at more than 4,300 branch locations throughout the United States as part of the CU Services Network and 28,000 fee-free ATM locations through the CO-OP ATM Network. First PacTrust Bancorp, Inc. was founded in 1941. For more information on any of First PacTrust’s services, visit: http://www.firstpactrustbancorp.com.

Additional Information about the FPTB / Beach Business Bank Transaction
FPTB and Beach Business Bank will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by FPTB will be available free of charge from James Sheehy, Corporate Secretary at (619)691-1519 and documents filed with the SEC by Beach Business Bank will be available free of charge from Ms. Melissa Lanfre, Investor Relations at (310)802-2919.  The directors, executive officers, and certain other members of management and employees of FPTB may be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Beach Business Bank. Information about the directors and executive officers of FPTB is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 25, 2011.  The directors, executive officers, and certain other members of management and employees of Beach Business Bank are may also be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Beach Business Bank. Information about the directors and executive officers of Beach Business Bank is included in the proxy statement for its 2010 annual meeting of shareholders, which is available on Beach Business Bank’s website at www.beachbusinessbank.com by clicking on “Investor Relations” and then “SEC Filings.” Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in FPTB’s filings with the Securities and Exchange Commission. Risks and uncertainties related to FPTB and Beach Business Bank include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against FPTB or Beach Business Bank; (3) the inability to complete the transactions contemplated by the definitive agreement or the previously announced acquisition by FPTB of Gateway Business Bank due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction or the Gateway Business Bank acquisition disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transactions; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and FPTB undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Media Inquiries: George Medici PondelWilkinson (310)279-5968 gmedici@pondel.com	Investor Relations Inquiries: Gregory A. Mitchell, President and CEO First PacTrust Bancorp, Inc. (619)691-1519 x4474 Robert M. Franko, President and CEO Beach Business Bank (310)802-2910